                                                                EXHIBIT 99.3



                          INDEX TO FINANCIAL STATEMENTS




                                                                                              PAGE

         Report of Independent Public Accountants............................................  2
         Balance Sheets as of December 31, 1995 and 1996.....................................  3
         Statements of Operations for the Years Ended December 31, 1994,
          1995, and 1996.....................................................................  4
         Statements of Stockholders' Equity (Deficit) for the Years Ended
          December 31, 1994, 1995, and 1996..................................................  5
         Statements of Cash Flows for the Years Ended December 31, 1994,
          1995 and 1996......................................................................  6
         Notes to Financial Statements.......................................................  7

                          [ARTHUR ANDERSEN LETTERHEAD]



                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To ChemGenics Pharmaceuticals Inc.:

    We have audited the accompanying balance sheets of ChemGenics Pharmaceuticals Inc. (a Delaware corporation) as of December 31, 1995 and 1996, and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ChemGenics Pharmaceuticals Inc. as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.



                                                         /s/ Arthur Anderson LLP

Boston, Massachusetts
January 10, 1997 (except with respect to the matters discussed in Note 2, as to which the date is February 10, 1997)

                         CHEMGENICS PHARMACEUTICALS INC.

                                 BALANCE SHEETS


                                                                                      DECEMBER 31
                                                                             ---------------------------
                                                                                 1995           1996
                                                                             ------------   ------------

             Assets
             Current Assets:
               Cash and cash equivalents..................................   $  8,050,821   $  2,301,697
               Marketable securities......................................            --      11,159,179
               Accounts receivable........................................        154,090         63,870
               Prepaid expenses and other current assets..................        323,144        445,355
                                                                             ------------   ------------
                 Total current assets.....................................      8,528,055     13,970,101
                                                                             ------------   ------------
             Property and Equipment, at Cost:
               Equipment under capital leases.............................      2,322,724      3,038,320
               Laboratory equipment.......................................        303,690      1,207,676
               Office furniture and equipment.............................         80,492         84,201
               Leasehold improvements.....................................         66,351         66,351
                                                                             ------------   ------------
                                                                                2,773,257      4,396,548
                                                                             ------------   ------------
               Less -- Accumulated depreciation and amortization..........      1,183,716      2,019,198
                                                                             ------------   ------------
                                                                                1,589,541      2,377,350
             Other Assets:
               Marketable securities......................................      5,029,842            --
               Other assets, net..........................................        402,817        505,191
                                                                             ------------   ------------
                                                                                5,432,659        505,191
                                                                             ------------   ------------
                                                                             $ 15,550,255   $ 16,852,642
                                                                             ============   ============
             Liabilities and Stockholders' Equity
             Current Liabilities:
               Current portion of capital lease obligations...............   $    599,464   $    753,458
               Accounts payable...........................................         22,258        233,095
               Accrued expenses...........................................        283,403        550,388
               Deferred revenue...........................................         26,199         26,199
                                                                             ------------   ------------
                 Total current liabilities................................        931,324      1,563,140
                                                                             ------------   ------------
             Capital Lease Obligations, net of current portion............        897,215        860,619
                                                                             ------------   ------------
             Promissory Note to PerSeptive Biosystems, Inc................            --       3,000,000
                                                                             ------------   ------------
             Commitments (Note 9)
             Stockholders' Equity:
               Convertible preferred stock, $.01 par value --
                 Authorized -- 13,441,667 shares
                 Issued and outstanding -- 10,981,837 shares
                 in 1995 and 11,815,171 shares in 1996 (preference in
                 liquidation of $30,049,002)..............................        109,818        118,152
               Common stock, $.001 par value  --
                 Authorized -- 33,866,667 shares
                 Issued and outstanding -- 1,520,200 shares in 1995 and
                 8,335,079 shares in 1996.................................          1,520          8,335
               Additional paid-in capital.................................     24,840,239     34,695,040
               Deferred compensation......................................            --        (261,333)
               Accumulated deficit........................................    (11,229,861)   (23,131,311)
                                                                             ------------   ------------
             Total stockholders' equity...................................     13,721,716     11,428,883
                                                                             ------------   ------------
                                                                             $ 15,550,255   $ 16,852,642
                                                                             ============   ============




   The accompanying notes are an integral part of these financial statements.

                         CHEMGENICS PHARMACEUTICALS INC.

                            STATEMENTS OF OPERATIONS




                                                                      YEARS ENDED DECEMBER 31,
                                                      ------------------------------------------------------
                                                            1994               1995                1996
                                                      ------------         ------------         ------------
Revenues .....................................        $    218,095         $  2,903,179         $  3,573,010
                                                      ------------         ------------         ------------
Operating Expenses:
  Research and development ...................           3,870,375            4,949,925            7,370,780
  General and administrative .................             883,219            1,011,505            1,806,293
  Acquired in-process research and development                  --                   --            6,783,900
                                                      ------------         ------------         ------------
    Total operating expenses .................           4,753,594            5,961,430           15,960,973
                                                      ------------         ------------         ------------
    Loss from operations .....................          (4,535,499)          (3,058,251)         (12,387,963)
Interest Income ..............................              49,315              837,750              708,249
Interest Expense .............................            (133,924)            (174,781)            (221,736)
                                                      ------------         ------------         ------------
    Net loss .................................        $ (4,620,108)        $ (2,395,282)        $(11,901,450)
                                                      ============         ============         ============

        Pro Forma Net Loss Per Common Share.......                                              $       (.70)
                                                                                                ============


        Shares Used in Computing Pro Forma
            Net Loss Per Common Share.............                                                16,926,753
                                                                                                ============




   The accompanying notes are an integral part of these financial statements.

                         CHEMGENICS PHARMACEUTICALS INC.

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)


                                        CONVERTIBLE
                                       PREFERRED STOCK                       COMMON STOCK
                                  NUMBER                              NUMBER                             ADDITIONAL
                                    OF            $.01 PAR              OF            $.001 PAR           PAID-IN
                                  SHARES            VALUE             SHARES            VALUE             CAPITAL
                               ------------      ------------      ------------      ------------      ------------
Balance, December 31,
  1993 ..................         4,024,000      $     40,240         1,506,000      $      1,506      $  3,935,488
  Conversion of demand
    note payable to Series
    A and B Convertible
    Preferred Stock......           440,620             4,406                --                --           436,214
  Sale of Series A and B
    Convertible Preferred
    Stock, net of issuance
    costs of $26,895.....         2,749,478            27,495                --                --         3,226,771
  Sale of Series C
    Convertible Preferred
    Stock, net of issuance
    costs of $16,450.....           767,739             7,677                --                --         2,279,090
  Exercise of common
   stock options ........                --                --             4,200                 4               836
  Net loss ..............                --                --                --                --                --
                               ------------      ------------      ------------      ------------      ------------
Balance, December 31,
  1994 ..................         7,981,837            79,818         1,510,200             1,510         9,878,399
  Sale of Series D
    Convertible Preferred
    Stock, net of issuance
    costs of $10,450.....         3,000,000            30,000                --                --        14,959,550
  Exercise of common
    stock options .......                --                --            10,000                10             2,290
  Net loss ..............                --                --                --                --                --
                               ------------      ------------      ------------      ------------      ------------
Balance, December 31,
  1995 ..................        10,981,837           109,818         1,520,200             1,520        24,840,239
  Net issuance
    of common
    stock and common
    stock purchase
    warrants to
    PerSeptive
    Biosystems, Inc.
    in exchange for
    technology and other
    assets ..............                --                --         6,792,679             6,793         4,297,107
  Sale of Series E
    Convertible Preferred
    Stock ...............           833,334             8,334                --                --         4,991,670
  Exercise of common
    stock options .......                --                --            22,200                22             6,024
  Deferred
    compensation on
    grant of stock
    option ..............                --                --                --                --           280,000
  Compensation on
    grant of
    stock option ........                --                --                --                --           280,000
  Amortization of
    deferred
    compensation ........                --                --                --                --                --
  Net loss ..............                --                --                --                --                --
                               ------------      ------------      ------------      ------------      ------------
Balance, December 31,
  1996 ..................        11,815,171      $    118,152         8,335,079      $      8,335      $ 34,695,040
                               ============      ============      ============      ============      ============





                                                                      TOTAL STOCK-
                                 DEFERRED            ACCUMU-            HOLDERS'
                                 COMPENSA-            LATED              EQUITY
                                    TION             DEFICIT           (DEFICIT)
                               ------------      -------------       ------------
Balance, December 31,
  1993 ..................      $         --       $ (4,214,471)      $   (237,237)
  Conversion of demand
    note payable to Series
    A and B Convertible                  --                 --            440,620
    Preferred Stock......
  Sale of Series A and B
    Convertible Preferred
    Stock, net of issuance
    costs of $26,895.....                --                 --          3,254,266
  Sale of Series C
    Convertible Preferred
    Stock, net of issuance
    costs of $16,450.....                --                 --          2,286,767
  Exercise of common
   stock options ........                --                 --                840
  Net loss ..............                --         (4,620,108)        (4,620,108)
                               ------------       ------------       ------------
Balance, December 31,
  1994 ..................                --         (8,834,579)         1,125,148
  Sale of Series D
    Convertible Preferred
    Stock, net of issuance
    costs of $10,450.....                --                 --         14,989,550
  Exercise of common
    stock options .......                --                 --              2,300
  Net loss ..............                --         (2,395,282)        (2,395,282)
                               ------------       ------------       ------------
Balance, December 31,
  1995 ..................                --        (11,229,861)        13,721,716
  Net issuance
    of common
    stock and common
    stock purchase
    warrants to
    PerSeptive
    Biosystems, Inc.
    in exchange for
    technology and other
    assets ..............                --                 --          4,303,900
  Sale of Series E
    Convertible Preferred
    Stock ...............                --                 --          5,000,004
  Exercise of common
    stock options .......                --                 --              6,046
  Deferred
    compensation on
    grant of stock
    option ..............          (280,000)                --                 --
  Compensation on
    grant of
    stock option ........                --                 --            280,000
  Amortization of
    deferred
    compensation ........            18,667                 --             18,667
  Net loss ..............                --        (11,901,450)       (11,901,450)
                               ------------       ------------       ------------
Balance, December 31,
  1996 ..................      $   (261,333)      $(23,131,311)      $ 11,428,883
                               ============       ============       ============


   The accompanying notes are an integral part of these financial statements.

                         CHEMGENICS PHARMACEUTICALS INC.

                            STATEMENTS OF CASH FLOWS

                                                                             YEARS ENDED DECEMBER 31,
                                                                             ------------------------
                                                                   1994               1995               1996
                                                               ------------       ------------       ------------
Cash Flows from Operating Activities:
  Net loss ..............................................      $ (4,620,108)      $ (2,395,282)      $(11,901,450)
  Adjustments to reconcile net loss to net cash used
  in operating activities  --
    Depreciation and amortization .......................           482,668            634,765            913,795
    Compensation related to stock option grants .........                --                 --            298,667
    Acquired in-process research development ............                --                 --          6,783,900
    Changes in current assets and liabilities  --
      Accounts receivable ...............................           (38,848)           (80,517)            90,220
      Prepaid expenses and other current assets .........           (82,655)          (211,822)          (122,211)
      Accounts payable ..................................          (101,333)           (43,000)           210,837
      Accrued expenses ..................................            78,039            120,707            266,985
      Deferred revenue ..................................                --             26,199                 --
                                                               ------------       ------------       ------------
        Net cash used in operating activities ...........        (4,282,237)        (1,948,950)        (3,459,257)
                                                               ------------       ------------       ------------
Cash Flows from Investing Activities:
  Purchases of marketable securities, net ...............                --         (5,029,842)        (6,129,337)
  Purchases of property and equipment ...................           (96,838)           (57,892)          (207,695)
  Increase in other assets ..............................           (83,000)           (89,324)          (180,507)
  Cash paid in connection with the PerSeptive
    transaction .........................................                --                 --           (180,000)
                                                               ------------       ------------       ------------
        Net cash used in investing activities ...........          (179,838)        (5,177,058)        (6,697,539)
                                                               ------------       ------------       ------------
Cash Flows from Financing Activities:
  Proceeds from exercise of common stock options ........               840              2,300              6,046
  Net proceeds from sale of Convertible Preferred Stock .         5,541,033         14,989,550          5,000,004
  Payments on capital lease obligations .................          (283,719)          (468,802)          (598,378)
  Payment of demand notes payable to stockholders .......          (159,380)                --                 --
                                                               ------------       ------------       ------------
        Net cash provided by financing activities .......         5,098,774         14,523,048          4,407,672
                                                               ------------       ------------       ------------
Net Increase (Decrease) in Cash and Cash Equivalents ....           636,699          7,397,040         (5,749,124)
Cash and Cash Equivalents, beginning of year ............            17,082            653,781          8,050,821
                                                               ------------       ------------       ------------
Cash and Cash Equivalents, end of year ..................      $    653,781       $  8,050,821          2,301,697
                                                               ============       ============       ============
Supplemental Disclosure of Cash Flow Information:
  Cash paid for interest ................................      $    127,482       $    154,396       $    193,724
                                                               ============       ============       ============
Noncash Investing and Financing Activities:
  In connection with the acquisition of
  assets of PerSeptive (see Note 4), the following
  noncash transactions occurred --
    Fair value of assets acquired .......................      $         --       $         --       $  7,483,900
    Issuance of common stock and common stock purchase
      warrants ..........................................                --                 --         (4,303,900)
    Issuance of promissory note to PerSeptive ...........                --                 --         (3,000,000)
                                                               ------------       ------------       ------------
      Cash paid for acquisition costs ...................      $         --       $         --       $    180,000
                                                               ============       ============       ============
  Property and equipment acquired under capital leases ..      $    526,183       $    455,388       $    715,596
                                                               ============       ============       ============
  Conversion of demand notes payable to stockholder
  to Convertible Preferred Stock ........................      $    440,620       $         --       $         --
                                                               ============       ============       ============


   The accompanying notes are an integral part of these financial statements.

                         CHEMGENICS PHARMACEUTICALS INC.

                          NOTES TO FINANCIAL STATEMENTS


1.   OPERATIONS

    ChemGenics Pharmaceuticals Inc., formerly Myco Pharmaceuticals Inc., (the Company or ChemGenics) was incorporated in Delaware on January 13, 1992. ChemGenics is a drug discovery company which applies two complementary technology platforms, Drug Discovery Genomics and Advanced Selection Technologies, to key rate limiting steps in identifying new drugs. Prior to December 31, 1996, the Company was in the development stage. Since inception the Company has incurred significant operating losses and as of December 31, 1996 had an accumulated deficit of approximately $23,131,000, which includes a one-time charge of $6,783,900 associated with the acquisition of in-process research and development from PerSeptive Biosystems, Inc. (PerSeptive) (see Note
4).

2.  SUBSEQUENT EVENT:  MERGER WITH MILLENNIUM PHARMACEUTICALS, INC.

    On January 19, 1997, the Company's Board of Directors approved an Agreement and Plan of Merger with Millennium Pharmaceuticals, Inc. (Millennium) under which, on February 10, 1997, Millennium acquired 100% of the Company's outstanding capital stock in exchange for common stock of Millennium. Under the terms of the merger agreement, 20,150,250 shares of outstanding common stock (which reflects the conversion of all outstanding shares of Convertible Preferred Stock into an aggregate of 11,815,171 shares of common stock) were exchanged, on a ratio of .2374 shares of Millennium common stock for each share of the Company's common stock (the exchange ratio), for an aggregate of 4,783,688 shares of Millennium common stock. In addition, all outstanding common stock options were exchanged, in accordance with the exchange ratio, for options to purchase Millennium common stock.

    In connection with the Millennium merger, certain of the Company's agreements were modified, effective with the closing of the merger. The Company amended certain terms of its agreement with PerSeptive whereby the Company repurchased a warrant to purchase 4,896,335 shares of the Company's common stock for $1,000,000, and repaid the principal and interest outstanding on the $3,000,000 promissory note with PerSeptive (see Note 4). In addition, the Company repurchased a warrant to purchase 177,083 shares of the Company's Series A Convertible Preferred Stock for $511,000 (see Note 6), and modified certain of the terms of its collaborative alliance with Wyeth Ayerst (see Note 5).

    Prior to entering into the merger agreement with Millennium, the Company had filed a Registration Statement on Form S-1 in anticipation of completing an initial public offering during February 1997. The Company withdrew its Registration Statement upon execution of the merger agreement. The Company's operating results for the year ended December 31, 1996 include a charge of approximately $369,000 representing costs incurred in connection with the terminated public offering.

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The accompanying financial statements reflect the application of certain accounting policies described below and elsewhere in the notes to financial statements.

a.   REVENUE RECOGNITION

    Revenues consist of research and contract revenues which are derived from government grants as well as under collaborative agreements. Research revenues under government grants and collaborative research and development

                         CHEMGENICS PHARMACEUTICALS INC.

arrangements are recognized as earned. Milestone payments under collaborative research and development arrangements are recognized when they are achieved. Deferred revenue represents amounts received prior to revenue recognition.

b.   CASH, CASH EQUIVALENTS AND MARKETABLE SECURITIES

    The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company applies Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. Under SFAS No. 115, securities that the Company has the positive intent and ability to hold to maturity are reported at amortized cost and are classified as held-to-maturity.

    At December 31, 1995 and 1996 cash and cash equivalents and marketable securities consisted of the following:

                                                         1995              1996
                                                      -----------      -----------
Cash and cash equivalents
     Commercial paper ..........................      $ 7,950,359      $ 1,973,217
     (average maturity of 31 and 30 days in 1995
      and 1996, respectively)
     Cash ......................................          100,462          328,480
                                                      -----------      -----------
                                                      $ 8,050,821      $ 2,301,697
                                                      ===========      ===========
Marketable securities Less than one year:
     Commercial paper ..........................      $        --      $ 6,157,521
     (average maturity of 71 days in 1996)
  1 to 5 years:
     U.S. treasury notes .......................        5,029,842        5,001,658
     (average maturity of 396 and 30 days in
      1995 and 1996, respectively)
                                                      $ 5,029,842      $11,159,179
                                                      ===========      ===========


c.   DEPRECIATION AND AMORTIZATION

    The Company provides for depreciation and amortization by charges to operations using the straight-line method over an estimated useful life of five years. Equipment under capital leases is depreciated over four years. Leasehold improvements are amortized over the life of the lease.

d.   USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

e.   PRO FORMA NET LOSS PER COMMON SHARE

For the year ended December 31, 1996, pro forma net loss per common share is computed by dividing the net loss by the pro forma weighted average number of common shares outstanding during the period which consist of (i) the weighted average number of common shares outstanding, and (ii) the weighted average number of Series A, B, C, D, and E Convertible Preferred Stock as converted into 11,051,282 shares of common stock. Common stock equivalents have not been included, as the effect would be antidilutive. Historical net loss per share data has not been presented, as such information is not considered to be relevant or meaningful.

                         CHEMGENICS PHARMACEUTICALS INC.

f.   RESEARCH AND DEVELOPMENT

    The Company expenses all research and development expenses as incurred.

g.   CONCENTRATION OF CREDIT RISK

    SFAS No. 105, Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentration of Credit Risk, requires disclosure of any significant off-balance-sheet and credit risk concentrations. The Company has no significant off-balance-sheet risks or financial instruments with concentration of credit risk. The Company maintains its cash and cash equivalent balances with several financial institutions, and its accounts receivable balances are all domestic. The Company has not written off any of its accounts receivable to date. The Company recorded revenues of greater than 10% of total revenues under its corporate alliances (see Note 5).

h.   FINANCIAL INSTRUMENTS

    The estimated fair value of the Company's financial instruments approximates their carrying value.

4.   ACQUISITION OF TECHNOLOGY AND OTHER ASSETS FROM PERSEPTIVE BIOSYSTEMS, INC.

    Under agreements dated May, November and December 1996, the Company received a worldwide, royalty-free license to certain present and future patented and unpatented technology of PerSeptive, including early and preferred access to all technology and five years' access to all prototype equipment, for use in the field of drug discovery. Upon execution of the agreement in May 1996, the Company hired 10 employees of PerSeptive and entered into a temporary sublease agreement for approximately 5,000 square feet of laboratory and office space in Framingham, Massachusetts. Under the terms of the agreements, the Company also acquired certain equipment, supplies and other assets related to drug discovery programs at PerSeptive.

    In exchange for the license and other assets, the Company issued to PerSeptive 6,792,679 shares of its common stock, of which up to 662,500 shares are subject to forfeiture in the event that PerSeptive should fail to provide certain services, access to equipment or supplies within three years. The Company also issued to PerSeptive a $3,000,000 promissory note payable bearing interest at the Applicable Federal Rate of Interest, and a warrant to purchase 4,896,335 shares of the Company's common stock at a purchase price of $5.00 per share exercisable through June 2000. Under the initial terms of the agreement with PerSeptive, the promissory note became payable in full if the Company had successfully completed an initial public offering, and contained provisions for repayment in full no later than December 31, 2002. Additionally, if the Company did not complete an initial public offering by June 30, 1997, the Company would repurchase 2,000,000 shares of its common stock in exchange for a $2,000,000 promissory note with terms similar to those of the $3,000,000 promissory note, including a provision for repayment no later than December 31, 2002.

    In connection with the issuance of the Company's shares, the Company and PerSeptive entered into a Standstill and Registration Rights Agreement which provided for certain restrictions on PerSeptive's ability to distribute or sell its shares of the Company's common stock.

                         CHEMGENICS PHARMACEUTICALS INC.

    The PerSeptive transaction was accounted for as a purchase. Accordingly, the initial purchase price, which consisted of (i) the value of the common stock and warrants issued to PerSeptive, as determined by an independent appraiser, (ii) the $3,000,000 promissory note, and (iii) the estimated acquisition costs, was allocated to the acquired assets as follows:

                   In-process research and development.........      $6,783,900
                   Equipment...................................         700,000
                                                                     ----------
                                                                     $7,483,900
                                                                     ==========


    In order for the technology acquired from PerSeptive to be commercialized, the Company will need to expend a substantial amount on additional research and development, preclinical testing and clinical trials, regulatory clearances, and manufacturing, distribution and marketing arrangements. Accordingly, the net realizable value of the acquired research and development is uncertain. PerSeptive incurred approximately $20 to $25 million in research and development costs related to the purchased technology.

    In connection with the Millennium merger, PerSeptive exchanged its shares of the Company's common stock for shares of Millennium common stock in accordance with the exchange ratio, the Company repurchased PerSeptive's warrant to purchase 4,896,335 shares of the Company's common stock for $1,000,000, and the Company repaid the principal and interest outstanding on the $3,000,000 promissory note payable to PerSeptive. In addition, the Company's obligation to repurchase 2,000,000 of its shares in exchange for a $2,000,000 promissory note payable was terminated.

5.   CORPORATE ALLIANCES

a.   WYETH-AYERST LABORATORIES

    In December 1996, the Company entered into a collaboration with Wyeth-Ayerst Laboratories, the pharmaceutical division of American Home Products Corporation (Wyeth-Ayerst) to discover and develop antibacterial drugs for human use. Pursuant to the agreements, Wyeth-Ayerst is funding and collaborating with the Company over a five-year period in a program aimed at the comprehensive identification and prioritization of the genes that encode potential new molecular drug targets in important bacterial pathogens. Wyeth-Ayerst also has a right of first refusal for products for the prevention and treatment of bacterial diseases in animals and a right of first negotiation for drugs to treat H. pylori infection of humans. If the alliance successfully concludes its five-year term, the agreement, as amended, provides for the Company to receive up to $65 million (which includes $8 million in equity and $57 million in research funding).

    Pursuant to the agreements, on December 2, 1996 Wyeth-Ayerst purchased 833,334 shares of Series E Convertible Preferred Stock for $5,000,004. In connection with the Millennium merger, Wyeth-Ayerst and the Company amended the terms of the agreement to provide that, subject to meeting certain research performance milestones, Wyeth-Ayerst is committed to a purchase of $3 million of Millennium common stock to occur no earlier than June 2, 1997. The purchase will be priced at 115% of the then current market price of Millennium's common stock. Assuming the agreements conclude their five-year term, Wyeth-Ayerst will become obligated to pay the Company $15 million in research funding (adjusted for inflation under certain circumstances) and may be obligated to pay up to an additional $9 million in research performance payments. The Company may also receive up to an additional $33 million in development milestone payments. In the event the collaboration is successful in identifying targets and leads for products to treat bacterial infection, Wyeth-Ayerst will pay all costs related to its product development and commercialization, including, without limitation, clinical trials, regulatory filings and marketing, and will also pay the Company royalties on product sales, if any, which result from the collaboration. The Company recorded $750,000 of revenue in 1996 for funding received from Wyeth-Ayerst under the collaboration which represents approximately 21% of revenues in 1996.

                         CHEMGENICS PHARMACEUTICALS INC.

    If certain research performance checkpoints are not achieved by the Company by the end of the third year, Wyeth-Ayerst has an option to terminate the agreements. The agreements provide Wyeth-Ayerst the ability to acquire exclusive worldwide rights to develop and commercialize products discovered as part of the collaboration to treat human bacterial infections. Commencing one year after the end of the research term, ChemGenics will have the exclusive right, by itself, or with a third party in the field, to develop and commercialize any ChemGenics product and a first refusal right to any Wyeth-Ayerst product arising from the collaboration, provided Wyeth-Ayerst is not developing a product from the collaboration with the same activity profile. In the event the collaboration is successful in identifying targets and leads for products to treat human bacterial infections, Wyeth-Ayerst will pay all costs related to its development and commercialization, including without limitation, clinical trials, regulatory filings, manufacture and marketing. Wyeth-Ayerst will also pay ChemGenics royalties on product sales. ChemGenics receives the same milestone and royalty payments on any product that advances from the collaboration whether it originates from ChemGenics or Wyeth-Ayerst.

b.   PFIZER, INC.

    In January 1995, the Company entered into a research and development collaboration and licensing agreement with Pfizer, Inc. (Pfizer) to discover and develop antifungal treatments for human use. Pfizer has the exclusive option to acquire royalty-bearing licenses to develop and commercialize lead compounds identified by the research program. Under the terms of the agreement, Pfizer is funding a discovery program at the Company over a four-year term, which began in January 1995. In connection with the agreement, Pfizer purchased 2,700,000 shares of the Company's Series D Convertible Preferred Stock for $13,500,000. In addition, Pfizer has agreed to provide the Company with up to $11.7 million in research funding over a four-year term of the agreement, as well as milestone and equity payments based on the achievement of certain program accomplishments, which could total up to an additional $32.5 million. In the years ended December 31, 1995 and 1996, the Company recognized approximately $2,462,000 and $2,581,000, respectively, under this agreement, which represents approximately 85% and 72%, of revenues for the respective periods.

6.   STOCKHOLDERS' EQUITY (DEFICIT)

a.   COMMON STOCK

    In 1992, the Company sold 1,506,000 shares of common stock to an officer and to consultants of the Company for $.001 per share.

    In connection with the acquisition of technology and other assets from PerSeptive (see Note 4), the Company issued 6,792,679 shares of common stock to PerSeptive.

    In connection with the Millennium merger, all outstanding shares of the Company's common stock were exchanged for shares of Millennium common stock (see
Note 2).

b.   CONVERTIBLE PREFERRED STOCK

    As of December 31, 1996, the Company had authorized 13,441,667 shares of Convertible Preferred Stock and designated 6,400,000, 1,100,000, 775,000, 3,000,000 and 2,166,667 of such shares as Series A, B, C, D and E Convertible Preferred Stock, respectively.

                         CHEMGENICS PHARMACEUTICALS INC.

    The Company issued Series A, B, C, D, and E Convertible Preferred Stock as follows:


                                                                                               NUMBER       PRICE
                                                                                                 OF          PER
                   DATE OF ISSUANCE                           DESCRIPTION                      SHARES       SHARE
                   ----------------                           -----------                      ------       -----
           February 1992, January 1993,
           January  and July 1994...........  Series A Convertible Preferred Stock            6,150,732    $ 1.00

           January and July 1994............  Series B Convertible Preferred Stock            1,063,366    $ 1.50

           July 1994........................  Series C Convertible Preferred Stock              767,739    $ 3.00

           February 1995....................  Series D Convertible Preferred Stock            3,000,000    $ 5.00

           December 1996....................  Series E Convertible Preferred Stock              833,334    $ 6.00


    In connection with the Millennium merger, all outstanding shares of Convertible Preferred Stock were converted into 11,815,171 shares of common stock and subsequently exchanged for Millennium common stock. All rights, privileges and preferences terminated upon the conversion.

CONVERSION

    The Convertible Preferred Stock is convertible, as amended, into common stock at the rate of one share of common stock for every share of Convertible Preferred Stock, adjustable for certain dilutive events. The conversion is at the option of the preferred stockholder, but becomes automatic upon the closing of a public offering of common stock, as defined. In addition, the Convertible Preferred Stock automatically converts into common stock with the consent of at least 60% of the outstanding holders of Convertible Preferred Stock or, with respect to each series of Convertible Preferred Stock. The Company has reserved sufficient shares of common stock for issuance upon the conversion of the outstanding shares of Convertible Preferred Stock.

LIQUIDATION PREFERENCE

    The holders of the Convertible Preferred Stock have preference in the event of liquidation or dissolution of the Company in an amount equal to the greater of $1.00, $1.50, $3.00, $5.00 and $6.00 per share for Series A, B, C, D and E
Convertible Preferred Stock, respectively, or an amount that would have been payable had each share of Convertible Preferred Stock been converted into common stock immediately preceding the liquidation or dissolution. The aggregate liquidation value at December 31, 1996 is $30,049,002.

VOTING RIGHTS

    The holders of the Convertible Preferred Stock shall be entitled to the number of votes equal to the number of shares of common stock into which each share of Convertible Preferred Stock may be converted. Additionally, the holders of 60% of the Convertible Preferred Stock shall be entitled to elect four directors of the Company.

DIVIDENDS

    Dividends may be declared and paid upon the consent of the holders of at least 60% of the outstanding shares of the Convertible Preferred Stock. Upon the declaration by the Board of Directors of a dividend payable on the then outstanding shares of common stock, the holders of the Convertible Preferred Stock shall be entitled to the amount of dividends per share as would be payable on the number of shares of common stock into which each share of the Convertible Preferred Stock could be converted.

                         CHEMGENICS PHARMACEUTICALS INC.

REORGANIZATIONS, CONSOLIDATIONS OF CONVERTIBLE PREFERRED STOCK, MERGERS AND SALE OF ASSETS

    The holders of at least 60% of the outstanding shares of Convertible Preferred Stock, voting together as a single class, have to approve such transactions, as defined.

REGISTRATION RIGHTS

    If at any time the Company registers any of its securities, for certain events as defined, each shareholder of Convertible Preferred Stock has the right to register their shares, with certain limitations as defined, upon written notification to the Company.

RIGHT OF FIRST REFUSAL

    Before the Company agrees to, or issues, sells or exchanges any shares of equity or convertible debt securities, as defined, it shall first offer to sell such securities to those individuals then holding Convertible Preferred Stock of the Company in proportion to the number of shares of Convertible Preferred Stock held on an as-converted basis to the total number of outstanding shares of capital stock of the Company, including shares issuable upon the conversion of the Company's Convertible Preferred Stock outstanding.

c.   STOCK OPTION PLAN

    The Company established the 1992 Stock Option Plan (the Plan) which provides for the grant of incentive and nonqualified stock options for the purchase of up to 4,500,000 shares of common stock, as amended. Incentive stock options are granted at a price not less than fair value at the date of grant, as determined by the Board of Directors. Options granted under the Plan generally vest over four to five years; however, options to purchase up to 517,625 shares of common stock become vested at the end of five years or earlier, upon the achievement of certain milestones. As of December 31, 1996, there were 1,907,550 shares available for future grants under the Plan. In 1996 the Company amended the vesting provisions of options to purchase 100,000 shares of common stock granted in 1992 at an exercise price of $.20 per share. The Company recorded deferred compensation in the amount of $280,000 to recognize the difference between the option exercise price and the fair market value of the common stock as of the amendment date. The deferred compensation is being amortized over the five-year vesting period ending August 31, 2003 or earlier, upon the achievement of this milestone. In addition, in December 1996 a performance milestone associated with certain options to purchase 100,000 shares of common stock was achieved. The Company recorded $280,000 of compensation expense to recognize the difference between the option exercise price and the fair market value of the Company's common stock on the date this milestone was achieved.

                         CHEMGENICS PHARMACEUTICALS INC.

    The following table summarizes option activity under the Plan:

                                                                        NUMBER         EXERCISE
                                                                          OF          PRICE PER
                                                                        OPTIONS          SHARE
                                                                     -----------     -----------
                      Outstanding, December 31,
                      1993.........................                    1,239,250            $.20
                        Granted....................                      185,150      .23 -  .30
                        Exercised..................                       (4,200)            .20
                        Terminated.................                       (2,300)     .20 -  .50
                                                                     -----------     -----------
                      Outstanding, December 31,
                      1994.........................                    1,417,900      .20 -  .30
                        Granted....................                      591,600      .30 -  .50
                        Exercised..................                      (10,000)            .23
                        Terminated.................                      (89,950)     .20 -  .50
                                                                     -----------     -----------
                      Outstanding, December 31,
                      1995.........................                    1,909,550      .20 -  .50
                        Granted....................                      578,750      .50 - 3.00
                        Exercised..................                      (22,200)     .20 -  .50
                        Terminated.................                      (49,010)     .30 - 3.00
                                                                     -----------     -----------
                      Outstanding, December 31,
                      1996.........................                    2,417,090     $.20 -$3.00
                                                                     -----------     -----------
                      Exercisable, December 31,
                      1996.........................                    1,221,923     $.20 -$3.00
                                                                     ===========     ===========


    In connection with the Millennium merger, all of the Company's outstanding options were exchanged in accordance with the exchange ratio for options to purchase shares of Millennium common stock.

d.   WARRANTS

    As of December 31, 1996, the Company has the following outstanding warrants:

                                                                  NUMBER OF
                                                                  SHARES OF
                                                                   STOCK      PRICE     EXPIRATION DATE
                                                                -----------------------------------------------
                  Warrants to purchase common stock
                     issued in connection with
                     the acquisition of technology
                     and other assets (see Note 4).........     4,896,335    $  5.00    June 2000

                  Warrants to purchase Series A                                         June 2003, or five
                     Convertible Preferred Stock issued                                 years from the
                     in connection with  capital lease                                  effective date of an
                     obligations (see Note  8).............       177,083    $  1.20    initial public offering


    In connection with the Millennium merger, the warrant to purchase common stock was repurchased by the Company for $1,000,000 and the warrant to purchase Series A Convertible Preferred Stock was repurchased by the Company for $511,000 (see Note 2).

e.   NEW ACCOUNTING STANDARD

    The Company accounts for its stock-based compensation plan under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, Accounting for Stock-Based Compensation, effective for fiscal years beginning after December 15, 1995. SFAS No. 123 establishes a fair-value based method of accounting for stock-based compensation plans. The Company has adopted the disclosure-only alternative under SFAS No. 123, which requires disclosure of the pro

                         CHEMGENICS PHARMACEUTICALS INC.

forma effects on earnings and earnings per share as if SFAS No. 123 had been adopted, as well as certain other information.

    The Company has computed the pro forma disclosures required under SFAS No. 123 for all stock options granted for the years ended December 31, 1995 and 1996 using the Black-Scholes option pricing model prescribed by SFAS No. 123. The assumptions used are as follows:

                                                                              1995              1996
                                                                           ---------         ---------
                                  Risk free interest rate............        6.42%             6.56%
                                  Expected dividend yield............         -0-               -0-
                                  Expected lives.....................      7.5 years         7.5 years
                                  Expected volatility................         75%               75%


The effect of applying SFAS No. 123 would be as follows:


                                                                            1995              1996
                                                                        -----------       ------------
                                     Pro forma net loss...............  $(2,395,282)      $(11,532,821)
                                     Pro forma net loss as adjusted...   (2,417,846)       (11,662,823)



7.   INCOME TAXES

    The Company applies the provisions of SFAS No. 109, Accounting for Income Taxes. Under the provisions of SFAS No. 109, the Company recognizes a current tax liability or asset for current taxes payable or refundable and a deferred tax liability or asset for the estimated future tax effects of temporary differences between the carrying value of assets and liabilities for financial reporting and their tax bases and carryforwards to the extent they are realizable.

    At December 31, 1996, the Company had available net operating loss carryforwards for financial reporting and income tax purposes of approximately $23,131,000 and $2,526,000, respectively. The difference relates primarily to expenses reflected in the financial statements not yet deductible for tax purposes. These net operating loss carryforwards may be used to reduce future taxable income, if any, and expire through 2012. The Company also has approximately $190,000 and $90,000 of research and development credits and investment tax credits available to offset future federal and state income taxes, respectively, if any. Net operating loss carryforwards and credits are subject to review and possible adjustments by the Internal Revenue Service and may be limited in the event of certain cumulative changes in the ownership interest of significant shareholders over a three-year period in excess of 50%. The Company believes it has experienced a change in ownership in excess of 50% prior to December 31, 1996, and that it experienced such a change upon completion of the Millennium merger.

    The components of the Company's deferred tax asset are as follows:

                                                                                      DECEMBER 31,
                                                                             ------------------------------
                                                                                1995                1996
                                                                             ----------         -----------
                        Capitalized research and development               $  3,071,000         $ 4,560,000
                        Acquired in-process research and
                        development............................                                   2,623,000
                        Operating loss carryforwards...........                 580,000           1,010,000
                        Temporary differences..................                 868,000           2,042,000
                        Tax credit carryforwards...............                 222,000             280,000
                                                                             ----------         -----------
                                                                              4,741,000          10,515,000
                        Less -- Valuation allowance............               4,741,000          10,515,000
                                                                             ----------         -----------
                                                                             $       --         $        --
                                                                             ==========         ===========


    Due to the uncertainty of the realization of these potential tax benefits, the Company has recorded a valuation allowance against its deferred tax assets. The increase in the valuation allowance during these periods primarily relates to the Company's operating results.

                         CHEMGENICS PHARMACEUTICALS INC.

8.   CAPITAL LEASES

    During 1993, the Company entered into a capital lease agreement for the acquisition of laboratory equipment. The agreement allows the Company to finance purchases of up to $3,500,000 of equipment. Under the agreement, the Company leased equipment valued at approximately $3,038,000 as of December 31, 1996. The Company may purchase up to an additional $277,000 of equipment under this agreement, which expires in June 1997. In connection with the capital lease agreement, the Company granted the leasing company warrants to purchase 177,083 shares of Series A Convertible Preferred Stock (see Notes 2 and 6).

    Future minimum payments under the capital lease agreement are as follows:

                YEAR ENDING DECEMBER 31,                    AMOUNT
                ---------------------------------------   ----------
                  1997..................................  $  863,710
                  1998..................................     474,110
                  1999..................................     302,612
                  2000..................................     171,972
                  2001..................................       7,455
                                                          ----------
                     Total lease payments...............   1,819,859
                Less amounts representing interest......     205,782
                                                          ----------
                Present value of minimum lease
                   payments.............................   1,614,077
                Less current portion....................     753,458
                                                          ----------
                                                          $  860,619
                                                          ==========


9.   COMMITMENTS

a.   OPERATING LEASES

    The Company leases its main office and laboratory facilities under an operating lease which expires on June 30, 2003. In addition, in 1996 the Company entered into a short-term facilities lease in connection with the PerSeptive transaction (see Note 4). Minimum future lease payments pursuant to these agreements, exclusive of operating costs and real estate taxes, are as follows:


            YEAR ENDING DECEMBER  31,
            -------------------------
              1997..................................   $   432,000
              1998..................................       256,000
              1999..................................       175,000
              2000..................................       175,000
              2001..................................       175,000
              Thereafter............................       261,000
                                                       -----------
                                                       $ 1,474,000
                                                       ===========

    Rent expense under these lease agreements was approximately $317,000, $338,000 and $419,000 for the years ended December 31, 1994, 1995 and 1996, respectively.

    The Company's main facilities lease has declining lease payments. Accordingly, the Company has levelized its lease expense over the life of the lease. The cumulative difference between the cash paid and rent expense was $119,615 and $201,526 at December 31, 1995 and 1996, respectively, and is included in other assets on the accompanying balance sheets.

                         CHEMGENICS PHARMACEUTICALS INC.

b.   LICENSE AGREEMENTS

    Certain technologies utilized by the Company have been obtained under license agreements whereby the Company has been granted exclusive and nonexclusive licenses for certain patent rights. Pursuant to the agreements, the Company is required to pay royalties on net sales of products covered by the patent rights. As of December 31, 1996, the Company has not had any product sales related to these patent rights.

10.   NOTE RECEIVABLE FROM EMPLOYEE

    In October 1993, the Company loaned $100,000 to an officer/stockholder of the Company. The principal and accrued interest is repaid through annual bonuses. The loan bears interest at the prime rate as published from time to time in the Wall Street Journal (8.25% at December 31, 1996) and is secured by a second mortgage on the officer/stockholders' residence. In March 1996, the Company loaned $10,000 to an officer of the Company. The principal and accrued interest is payable in three equal payments plus accrued interest, annually on the anniversary date. The loan bears interest at the prime rate. As of December 31, 1995 and 1996, the aggregate outstanding balance of these loans was $57,225 and $27,103, respectively. The current and long-term portion of these note receivables are included as a component of account receivables and other assets on the accompanying balance sheets.

11. OTHER ASSETS

    Other assets consist of the following:

                                                                                     DECEMBER 31,
                                                                                -----------------------
                                                                                   1995         1996
                                                                                ----------   ----------
                              Deferred rent..................................   $  119,615   $  201,526
                              Deposits.......................................      152,900      177,710
                              Patents and licenses...........................      107,802      119,288
                              Note receivable from employee, net of current
                                 portion.....................................       22,500        6,667
                                                                                ----------   ----------
                                                                                $  402,817   $  505,191
                                                                                ==========   ==========


12. ACCRUED EXPENSES

    Accrued expenses consist of the following:

                                                                                     DECEMBER 31,
                                                                               -----------------------
                                                                                   1995        1996
                                                                               ----------    ----------
                              Payroll and related expenses...................  $  117,377    $  153,538
                              Professional and consulting fees...............      37,174       171,889
                              Other..........................................     128,852       224,961
                                                                               ----------    ----------
                                                                               $  283,403    $  550,388
                                                                               ==========    ==========